Exhibit 99.11

July 8, 2005

William F. Schwind Jr., Esq.

Vice President, General Counsel

    and Secretary

Marathon Oil Corporation

555 San Felipe Road

Houston, TX 77056

Re:	Amendment No. 4 to Registration Statement on Form S-4 of Marathon Oil Corporation Filed on July 8, 2005

Dear Mr. Schwind:

Reference is made to our opinion letters (“opinions”), dated April 27, 2005 and June 30, 2005.

Our opinions are provided for the information and assistance of the Board of Directors of Ashland Inc. in connection with its consideration of the transaction contemplated therein and are not to be used, circulated, quoted or otherwise referred to for any purpose, nor are they to be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Marathon Oil Corporation has determined to include our opinions in the above-referenced Amendment No. 4 to Registration Statement.

In that regard, we hereby consent to the inclusion of our April 27, 2005 opinion in the Registration Statement as Exhibit 99.10 thereto and the inclusion of our June 30, 2005 opinion in the Registration Statement as Exhibit 99.12 thereto. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of such above-mentioned Amendment No. 4 to Registration Statement and that our opinions are not to be used, circulated, quoted or otherwise referred to for any other purpose, nor are they to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

Houlihan Lokey Howard & Zukin Financial Advisors, Inc.